UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2014

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02                                           Results of Operations and Financial Condition.

On July 24, 2014, we issued a press release with respect to our 2014 second quarter earnings.  The press release is furnished as Exhibit 99.1 to this Current Report.  The press release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the press release.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

From time to time management discloses Discretionary Cash Flow, Net Income Excluding Selected Items, Earnings per Share Excluding Selected Items and Net Debt calculations and ratios.  These non-GAAP financial measures, to the extent included in Exhibit 99.1, are reconciled to the most comparable GAAP financial measures in Exhibit 99.1.

Discretionary Cash Flow is defined as net income plus non-cash charges and dry hole expense.  Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt.  Discretionary Cash Flow is presented based on management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates.  Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

Net Income Excluding Selected Items and Earnings per Share Excluding Selected Items are presented based on management’s belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods.  Net Income and Earnings per Share Excluding Selected Items is not a measure of financial performance under GAAP and should not be considered as an alternative to net income and earnings per share, as defined by GAAP.

The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity.  This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in determining the Company’s leverage.  Net Debt and the Net Debt to Total Capitalization ratio are non-GAAP measures which have been presented in Exhibit 99.1.  Net Debt is calculated by subtracting cash and cash equivalents from total debt.  Management believes that these measurements are also useful to investors since the Company has the ability to and may decide to use a portion of its cash and cash equivalents to retire debt.  Additionally, as the Company may incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Total Capitalization ratio.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release issued by Cabot Oil & Gas Corporation dated July 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/S/ TODD M. ROEMER
Todd M. Roemer
Controller

Date: July 24, 2014

EXHIBIT INDEX

99.1	—	Press release issued by Cabot Oil & Gas Corporation dated July 24, 2014